UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 22, 2012

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on August 17, 2012, ATP Oil & Gas Corporation (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) Case No. 12-36187.

On October 22, 2012, the Company filed with the Bankruptcy Court its monthly operating report for September 2012 (the “September Monthly Operating Report”). Also on October 22, 2012, the Company filed with the Bankruptcy Court an amended monthly operating report for August 17, 2012 through August 31, 2012 (the “Amended August Monthly Operating Report” and together with the September Monthly Operating Report, the “Monthly Operating Reports”). A copy of the September Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and a copy of the Amended August Monthly Operating Report is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial and Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Reports are limited in scope, cover a limited time period, and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Reports were not audited or reviewed by independent accountants, are in a format prescribed by applicable bankruptcy laws, and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with the Chapter 11 case and the Company’s business and financial prospects. Statements of management’s expectations, including its desire to successfully restructure in order to position the Company for long term viability and success, to address its financial challenges, to address important issues in an orderly way and to make the Company stronger and more competitive are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: (i) the ability of the Company to continue as a going concern, (ii) the ability of the Company to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 case, (iii) the ability of the Company to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 case, (iv) the effects of the Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 case and the outcome of the cases in general, (vi) the length of time the Company will operate under the Chapter 11 cases, (vii) risks associated with third-party motions in the Chapter 11 case, which may interfere with the ability of the Company to develop one or more plans of reorganization and consummate such plans once they are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (ix) the ability to execute the Company’s business and restructuring plans, (x) increased legal costs related to the Company’s Bankruptcy Filing and other litigation, and (xi) the ability of the Company to maintain contracts that are critical to its operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in the Company’s public filings and those discussed above cause results to differ materially from those expressed in the Company’s forward-looking statements, the Company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s Form 10-K and Form 10-Q reports.

Additional information regarding the Bankruptcy Filings is available on the internet at www.atpog.com. Filings with the Bankruptcy Court and claims information are available at www.kccllc.net/atpog.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

99.1	September Monthly Operating Report

99.2	Amended August Monthly Operating Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: November 5, 2012	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr. Chief Financial Officer

Exhibit Index

Exhibit	Exhibit Description

99.1	September Monthly Operating Report

99.2	Amended August Monthly Operating Report